SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): August 21, 2003



                           PAR TECHNOLOGY CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

             001-09720                                     16-1434688
             ---------                                     ----------
      (Commission File Number)                 (IRS Employer Identification No.)


  PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY         13413-4991
--------------------------------------------------------------        ----------
           (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (315) 738-0600


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if changed since Last Report)

ITEM 4.  Changes in Registrant's Certifying Accountants.

          On July 23, 2003, the Audit Committee of our Board of Directors authorized management of PAR Technology Corporation to seek proposals from accounting firms interested in replacing PricewaterhouseCoopers LLP as our independent accountants. Subsequently, we sent letters to three accounting firms inquiring as to their interest in submitting proposals to act as our independent accountants. On August 21, 2003, PricewaterhouseCoopers LLP resigned. We have authorized PricewaterhouseCoopers LLP to respond fully and without limitation to any inquiries made by a successor accounting firm. We have not named such successor firm as of the date of this filing.

          As has been previously disclosed, we have restated our financial statements for the fiscal years ended December 31, 2000 and 2001 and the first three fiscal quarters of 2002 as a result of our conclusion that we should recognize revenue on certain product sales upon delivery to the customer site. Previously, PAR Technology had recorded revenue for these sales when products left our facility. In the aggregate, the restatement decreased our net revenue by $675,000 for the entire period of fiscal years 2000, 2001 and the nine months ended September 30, 2002. This amount represents 0.2% of the total revenues during that period. The aggregate change in our net income for the same period was an increase of $238,000.

          The reports of PricewaterhouseCoopers LLP for each of the fiscal years ended December 31, 2000, 2001 and 2002, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. PricewaterhouseCoopers LLP's report for the fiscal year ended December 31, 2002, dated March 28, 2003, makes reference to the restatement of PAR Technology's previously issued financial statements.

          In July 2003, PricewaterhouseCoopers LLP delivered its management letter to, and discussed it with, Management and the Audit Committee. The management letter is the formal means by which PricewaterhouseCoopers LLP reports to us its findings, developed as a result of its annual audit, with regard to accounting policies, procedures and controls. In this management letter PricewaterhouseCoopers LLP stated its belief that material weaknesses existed at the time of the audit with respect to our revenue recognition practices that ultimately resulted in the aforementioned restatement. In the management letter, PricewaterhouseCoopers LLP also made recommendations regarding systems and procedures relating to revenue recognition.

          While we did not agree with PricewaterhouseCoopers LLP's determination that the business practices in place led to the restatement or constituted a material weakness in policies, procedures and controls, we have implemented all of the recommendations made by PricewaterhouseCoopers LLP in their management letter.

          In connection with its audits for the two most recent fiscal years ended December 31, 2002 and 2001 and through August 21, 2003 there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years. Except as described in the fourth paragraph above, during the two most recent fiscal years ended December 31, 2002 and 2001, and through August 21, 2003, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

          We provided a copy of the foregoing disclosures to PricewaterhouseCoopers LLP prior to filing of this report. We also have filed a copy of PricewaterhouseCoopers LLP's letter (as required by Item 304(a)(3) of Regulation S-K) as an exhibit to this report on Form 8-K.

ITEM 7(c).  EXHIBITS

          16.1 Letter from PricewaterhouseCoopers LLP, dated August 27, 2003.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PAR TECHNOLOGY CORPORATION
                                             --------------------------
                                                     (Registrant)


August 27, 2003                             By: /s/  Ronald J. Casciano
                                             ----------------------------------
                                             Ronald J. Casciano
                                             Vice President, Chief Financial
                                             Officer and Treasurer

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

     16.1         Letter from PricewaterhouseCoopers LLP dated August 27, 2003.

Exhibit 16.1


August 27, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by PAR Technology Corporation (the "Company") which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K report dated August 21, 2003. We agree with the statements contained in the aforementioned Form 8-K as they relate to our firm, except that we have no basis for commenting as to whether the Company has implemented all of the recommendations made by us in our referenced management letter. Further, as we were not previously advised regarding proposals being sought from other independent accountants, we have no basis for commenting regarding the first two sentences and fifth sentence of the the first paragraph.

Very truly yours,



/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP